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                                                                     EXHIBIT 3.8


                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                               ISLEUTH.COM, INC.

     Pursuant to Florida Statutes, the following is submitted:

     1.   The name of this corporation is:

                               ISLEUTH.COM, INC.


     2. The Articles of Incorporation and Articles of Amendment are amended by striking the name ISLEUTH.COM, INC. from Article 1 and inserting in place thereof the following:

                               ARTICLE I - NAME

     The name of this corporation shall be:

     THE BIGHUB.COM, INC.

     3. The Board of Directors of said corporation unanimously adopted, approved, and consented to the foregoing Articles of Amendment of the Articles of Incorporation on April 27, 1999, in accordance with Florida Statutes Section 607.0821.

     4. The foregoing Articles of Amendment of the Articles of Incorporation has been duly approved by written consent of a majority of the shareholders entitled to vote in accordance with Florida Statutes Section 607.0704. The number of shares consenting to the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the issued and outstanding shares with all outstanding classes of stock voting together as a single class.

     IN WITNESS WHEREOF, the undersigned, being the President and the Secretary of iSleuth.com, Inc. has executed these Articles of Amendment of the Articles of Incorporation this 27/th/ day of April, 1999.

                                    /s/ John Bennett
                                    ---------------------------------
                                    John Bennett, President

                                    /s/ Thomas J. Taule
                                    ---------------------------------
                                    Thomas J. Taule, Secretary

                                       1
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STATE OF FLORIDA  )
                  )  ss.
COUNTY OF DADE    )

     On this 27/th/ day of April, 1999, before me, a Notary Public, personally appeared John Bennett, personally known to me, and who acknowledged to me that he is the President of iSleuth.com, Inc. and that he executed the above instrument.

                                                  /s/ David M. Glossberg
                                                  --------------------------
                                                               Notary Public

                              [SEAL APPEARS HERE]

                                       2
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STATE OF FLORIDA  )
                  )  ss.
COUNTY OF DADE    )

     On this 27/th/ day of April, 1999, before me, a Notary Public, personally appeared Thomas J. Taule, personally known to me, and who acknowledged to me that he is the Secretary of iSleuth.com, Inc. and that he executed the above instrument.

                                                  /s/ David M. Glossberg
                                                  --------------------------
                                                               Notary Public

                              [SEAL APPEARS HERE]

                                       3